Exhibit 10.21
STOCKPLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT, made as of this 28th day of June, 2008, by and between Anil K. Jain, Grantor, under that certain Revocable Trust Agreement dated December 19, 1989, and Anil K. Jain and Sandhya Jain, Co-Trustees under said Revocable Trust Agreement (collectively “Pledgor”) and APA Enterprises, Inc. (“Secured Party”).

IN CONSIDERATION of the mutual covenants and promises herein contained, the Secured Party and Pledgor agree:

1.  Security Interest.  For value received, Pledgor hereby grants Secured Party a security interest in 500,000 shares of common stock, par value $.01 per share, of APA Enterprises, Inc. (the shares hereinafter referred to as the "Shares" and APA Enterprises, Inc. hereinafter referred to as the "Company"), together with all rights related thereto.  Upon payment in full of the Indebtedness (defined below) without any Event of Default (defined below) all Shares shall be returned to Pledgor.

2.  Obligation Secured.  The Shares shall secure payment of (i) the indebtedness evidenced by that certain Note ("Note" or the "Indebtedness") of even date herewith between Photonics International, Inc. and the Secured Party which is issued pursuant to the terms of the Stock Purchase Agreement dated June 28, 2007 (the “Stock Purchase Agreement”) and (ii) the Guaranty of the Note by Anil K. Jain.

3.  Representations, Warranties and Agreements.  Pledgor represent, warrant and agree that:

a.	Pledgor has delivered to Secured Party certificates representing the Shares, along with duly executed stock powers, in blank.

b.	Pledgor is the owner of the Shares free and clear of all liens, encumbrances, security interests, restrictions on transfer and other restrictions, except this security interest.

c.
Pledgor will keep the Shares free and clear of all liens, encumbrances, security interests and restrictions, except this security interest, will defend the Shares against all claims and demands of anyone other than Secured Party, and will not sell or otherwise dispose of the Shares or any interest therein.

d.	Pledgor will pay when due all taxes and other governmental charges levied or assessed upon or against any Shares.

e.	The Shares are fully paid and non-assessable.

f.
Pledgor will deliver to Secured Party in pledge as additional security any securities distributed on account of the Shares such as stock dividends or securities arising from stock splits, reorganizations or recapitalizations.  This subparagraph shall not be construed to authorize distributions if such distributions are prohibited by any other agreement between the parties.

4.  Events of Default.  The occurrence of any of the following events shall constitute an Event of Default:

a.	Failure by Pledgor or Photonics International, Inc. to honor or perform any of the terms and conditions of the Note.

b.
Default by Photonics International, Inc. in the payment when due of the principal of any Indebtedness, any installment thereto, or any interest thereon, whether at maturity, by acceleration, or otherwise.

5.   Remedies in Event of Default.  Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may give notice of Event of Default to Pledgor.  If said Event of Default is not cured within thirty (30) days after said notice is given, the entire Indebtedness shall, at Secured Party’s option, become immediately due and payable without notice, presentment, demand, protest or notice of protest of any kind, all of which are expressly waived by Pledgor; and Secured Party may exercise and enforce with respect to the Shares any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Shares privately to purchasers who will agree to take the Shares for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Shares, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933.  If notice to Pledgor of any intended disposition of the Shares or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) calendar days prior to the date of intended disposition or other action.  Upon satisfaction of the Indebtedness and all costs of collection and enforcement of this Agreement and the Guaranty, any Shares remaining shall be returned to Pledgor.  Nothing in this Agreement shall abridge Secured Party’s right to exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Shares, against Pledgor or against any other person or property.

6.   Waiver.  Pledgor waives any right that Pledgor may have to require Secured Party to proceed against any other person, to proceed against or exhaust collateral or any part thereof, or to pursue any other remedy that Secured Party may have.  Pledgor consents to any and all extensions of time, renewals, waivers or modifications of any of the terms and conditions of any Indebtedness that may be granted by Secured Party, to release the security or any part thereof with or without substitution, and to the release, substitution, or addition of any parties primarily or secondarily liable on any Indebtedness.  Notice of any of the above is hereby waived by Pledgor

7.   Miscellaneous.  Any disposition of the Shares in the manner provided in Paragraph 5 shall be deemed commercially reasonable.  This Agreement can be waived, modified, amended, terminated or discharged, and this security interest released, only explicitly in a writing signed by Secured Party.  A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.  All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  All notices to be given to Pledgor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Pledgor at the most recent address shown on Secured Party’s records.  Secured Party’s duty of care with respect to the Shares in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping the Shares or exercising reasonable care in the selection of the bailee or other third person as custodian of the Shares, and Secured Party need not otherwise preserve, protect, insure or care for the Shares.  Secured Party is not obligated to preserve any rights Pledgor may have against prior parties, to realize on the Shares at all or in any particular manner or order, or to apply any cash proceeds of the Shares in any particular order of application.  Pledgor will reimburse Secured Party for all expenses incurred in disposing of the Shares or otherwise enforcing this security interest (including reasonable attorneys' fees and legal expenses).  This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective successors and assigns.  Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said State, shall have the meanings therein stated.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Indebtedness.

8.   Additional Agreement.  That certain Agreement to Provide Additional Collateral, of even date herewith, is deemed to be a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Secured Party:			Pledgor:

APA Enterprises, Inc.			/s/ Anil K. Jain
Anil K. Jain, Co-Trustee and Grantor under
By:	/s/ Ronald G. Roth		Revocable Trust Agreement dated
	Its	Chairman	December 19, 1989

/s/ Sandhya Jain
Sandhya Jain, Co-Trustee under Revocable
Trust Agreement dated December 19, 1989